                                                                   EXHIBIT 10.50

                                                                       EXHIBIT A

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                       GUARANTEE AND COLLATERAL AGREEMENT

                                     made by

                              CLEARWIRE CORPORATION

                         and certain of its Subsidiaries

                                   in favor of

                      MORGAN STANLEY SENIOR FUNDING, INC.,
                             as Administrative Agent

                          Dated as of August 21, 2006

================================================================================

                                TABLE OF CONTENTS

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                                                                            Page
                                                                            ----
SECTION 1.  DEFINED TERMS................................................      1
   1.1      Definitions..................................................      1
   1.2      Other Definitional Provisions................................      5

SECTION 2.  GUARANTEE....................................................      6
   2.1      Guarantee....................................................      6
   2.2      Right of Contribution........................................      6
   2.3      No Subrogation...............................................      7
   2.4      Amendments, etc. with respect to the Borrower Obligations....      7
   2.5      Guarantee Absolute and Unconditional.........................      7
   2.6      Reinstatement................................................      8
   2.7      Payments.....................................................      8

SECTION 3.  GRANT OF SECURITY INTEREST...................................      8

SECTION 4.  REPRESENTATIONS AND WARRANTIES...............................      9
   4.1      Representations in Credit Agreement..........................      9
   4.2      Title; No Other Liens........................................      9
   4.3      Perfected First Priority Liens...............................     10
   4.4      Jurisdiction of Organization; Chief Executive Office.........     10
   4.5      Investment Property..........................................     10
   4.6      Receivables..................................................     10
   4.7      Intellectual Property........................................     10

SECTION 5.  COVENANTS...................................................      11
   5.1      Covenants in Credit Agreement................................     11
   5.2      Maintenance of Insurance.....................................     11
   5.3      Payment of Obligations.......................................     11
   5.4      Maintenance of Perfected Security Interest; Further
            Documentation................................................     12
   5.5      Changes in Name, etc.........................................     12
   5.6      Notices......................................................     12
   5.7      Investment Property..........................................     12
   5.8      Receivables..................................................     14
   5.9      Intellectual Property........................................     14

SECTION 6.  REMEDIAL PROVISIONS..........................................     15
   6.1      Certain Matters Relating to Receivables......................     15
   6.2      Communications with Obligors; Grantors Remain Liable.........     16
   6.3      Pledged Stock................................................     16
   6.4      Proceeds to be Turned Over To Administrative Agent...........     17
   6.5      Application of Proceeds......................................     17
   6.6      Code and Other Remedies......................................     18
   6.7      Registration Rights..........................................     18
   6.8      Deficiency...................................................     19

SECTION 7.  THE ADMINISTRATIVE AGENT.....................................     19
   7.1      Administrative Agent's Appointment as Attorney-in-Fact, etc..     19


                                        i

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
   7.2      Duty of Administrative Agent.................................     21
   7.3      Execution of Financing Statements............................     21
   7.4      Authority of Administrative Agent............................     21

SECTION 8.  MISCELLANEOUS................................................     22
   8.1      Amendments in Writing........................................     22
   8.2      Notices......................................................     22
   8.3      No Waiver by Course of Conduct; Cumulative Remedies..........     22
   8.4      Enforcement Expenses; Indemnification........................     22
   8.5      FCC Compliance...............................................     22
   8.6      Successors and Assigns.......................................     24
   8.7      Set-Off......................................................     24
   8.8      Counterparts.................................................     24
   8.9      Severability.................................................     24
   8.10     Section Headings.............................................     25
   8.11     Integration..................................................     25
   8.12     GOVERNING LAW................................................     25
   8.13     Submission To Jurisdiction; Waivers..........................     25
   8.14     Acknowledgements.............................................     25
   8.15     Additional Guarantors/Grantors...............................     26
   8.16     Releases.....................................................     26
   8.17     WAIVER OF JURY TRIAL.........................................     26

SCHEDULES

Schedule 1 Notice Addresses
Schedule 2 Pledged Stock
Schedule 3 Perfection Matters
Schedule 4 Jurisdictions of Organization and Chief Executive Offices
Schedule 5 Intellectual Property

ANNEXES

Annex I Acknowledgment and Consent
Annex II Assumption Agreement

                       GUARANTEE AND COLLATERAL AGREEMENT

          GUARANTEE AND COLLATERAL AGREEMENT, dated as of August 21, 2006, made by Clearwire Corporation (the "Borrower") and each of the other signatories hereto (together with any other entity that may become a party hereto as provided herein, the "Guarantors"), in favor of Morgan Stanley Senior Funding, Inc., as Administrative Agent (in such capacity, the "Administrative Agent") for the banks and other financial institutions or entities (the "Lenders") from time to time parties to the Credit Agreement, dated as of August 21, 2006 (as amended, restated, supplemented or otherwise modified from time to time, the "Credit Agreement"), among the Borrower, the Lenders and the Administrative Agent.

                                    WITNESSETH:

          WHEREAS, pursuant to the Credit Agreement, the Lenders have severally agreed to make Loans to the Borrower upon the terms and subject to the conditions set forth therein;

          WHEREAS, the Borrower is a member of an affiliated group of companies that includes each Guarantor;

          WHEREAS, the proceeds of the Loans under the Credit Agreement will be used in part to enable the Borrower to make valuable transfers to one or more of the Guarantors in connection with the operation of their respective businesses;

          WHEREAS, the Borrower and the Guarantors are engaged in related businesses, and each Guarantor will derive substantial direct and indirect benefit from the making of the Loans under the Credit Agreement; and

          WHEREAS, it is a condition precedent to the obligation of the Lenders to make their respective Loans to the Borrower under the Credit Agreement that the Borrower and the Guarantors shall have executed and delivered this Agreement to the Administrative Agent for the ratable benefit of the Secured Parties;

          NOW, THEREFORE, in consideration of the premises and to induce the Administrative Agent and the Lenders to enter into the Credit Agreement and to induce the Lenders to make their respective Loans to the Borrower thereunder, each of the Borrower and each Guarantor hereby agrees with the Administrative Agent, for the ratable benefit of the Secured Parties, as follows:

                            SECTION 1. DEFINED TERMS

     1.1 Definitions. (a) Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement, and the following terms are used herein as defined in the New York UCC: Accounts, Certificated Security, Chattel Paper, Documents, Equipment, Farm Products, General Intangibles, Goods, Instruments, Inventory, Letter-of-Credit Rights, Payment Intangibles and Supporting Obligations.

     (b) The following terms shall have the following meanings:

          "Agreement": this Guarantee and Collateral Agreement, as the same may be amended, supplemented or otherwise modified from time to time.

          "Borrower Credit Agreement Obligations": the collective reference to the unpaid principal of and interest on the Loans and all other obligations and liabilities of the Borrower (including, without limitation, interest accruing at the then applicable rate provided in the Credit Agreement after the maturity of the Loans and interest accruing at the then applicable rate provided in the Credit Agreement after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to the Borrower, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding) to the Administrative Agent or any Lender, whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under the Credit Agreement, this Agreement, the other Loan Documents or any other document made, delivered or given in connection therewith, in each case whether on account of principal, interest, reimbursement obligations, fees, indemnities, costs, expenses or otherwise (including, without limitation, all fees and disbursements of counsel to the Administrative Agent or to the Lenders that are required to be paid by the Borrower pursuant to the terms of any of the foregoing agreements).

          "Borrower Swap Agreement Obligations": the collective reference to all obligations and liabilities of the Borrower (including, without limitation, interest accruing at the then applicable rate provided in any Specified Swap Agreement after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to the Borrower, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding) to any Qualified Counterparty, whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under any Specified Swap Agreement or any other document made, delivered or given in connection therewith, in each case whether on account of principal, interest, reimbursement obligations, fees, indemnities, costs, expenses or otherwise (including, without limitation, all fees and disbursements of counsel to the relevant Qualified Counterparty that are required to be paid by the Borrower pursuant to the terms of any Specified Swap Agreement).

          "Borrower Obligations": the collective reference to (i) the Borrower Credit Agreement Obligations, (ii) the Borrower Swap Agreement Obligations, but only to the extent that, and only so long as, the Borrower Credit Agreement Obligations are secured and guaranteed pursuant hereto, and (iii) all other obligations and liabilities of the Borrower, whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under this Agreement (including, without limitation, all fees and disbursements of counsel to the Administrative Agent or to the Lenders that are required to be paid by the Borrower pursuant to the terms of this Agreement).

          "Collateral": as defined in Section 3.

          "Collateral Account": any collateral account established by the Administrative Agent as provided in Section 6.1 or 6.4.

          "Copyrights": (i) all copyrights arising under the laws of the United States, any other country or any political subdivision thereof, whether registered or unregistered and whether published or unpublished, all registrations and recordings thereof, and all applications in connection therewith, including, without limitation, all registrations, recordings and applications in the United States Copyright Office listed in Schedule 5, and
(ii) the right to obtain all renewals thereof.

          "Copyright Licenses": any written agreement naming any Grantor as licensor or licensee (including, without limitation, those agreements listed in Schedule 5), granting any right under any Copyright, including, without limitation, the grant of rights to distribute and reproduce materials derived from any Copyright.

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                                                                               3


          "Deposit Account": as defined in the Uniform Commercial Code of any applicable jurisdiction and, in any event, including, without limitation, any demand, time, savings, passbook or like account maintained with a depositary institution.

          "Excluded Assets": (A) any application for registration of a Trademark filed in the United States Patent and Trademark Office on an intent-to-use basis to the extent that the grant of a security interest in any such Trademark application would adversely affect the validity or enforceability or result in cancellation of such Trademark application, provided, however, that such Trademark applications shall be considered Collateral upon the filing of a Statement of Use or an Amendment to Allege Use has been filed and accepted in the United States Patent and Trademark Office, (B) the Capital Stock of Clearwire 1, Clearwire International, Fixed Wireless Holdings, LLC, a________________limited liability company and NextNet, or any Subsidiary of any thereof, in each case pledged pursuant to that certain Securities Purchase Agreement between the Borrower, the Guarantors and the Buyers (as listed on the Schedule of Buyers) or pursuant to the Promissory Note, Warrants and Indenture of the Borrower dated August 5, 2005 or Promissory Notes and Warrants of the Borrower dated February 16, 2006, except in each case to the extent required to be pledged hereunder pursuant to paragraph (b), (c) or (d) of Section 6.9 of the Credit Agreement; (C) purchased personal property and other telecommunications equipment located in Canada pledged pursuant to the Credit Agreement, Security Agreement and Moveable Hypothec Agreement each between the Borrower and Bell Canada and dated July 19, 2005 or pursuant to the Amendment to such Credit Agreement dated February__________, 2006, in each case to the extent that and for so long as the terms of such Agreement would prohibit the granting of a security interest in such property to the Administrative Agent hereunder; (D) any leasehold in real property; (E) any property, including any contract, General Intangible, Copyright License, Patent License or Trademark License, Copyrights, Patent or Trademarks, in each case to the extent the grant by the relevant Grantor of a security interest pursuant to this Agreement in such Grantor's right, title and interest in such property (i) is prohibited by any contract, agreement, instrument, indenture or Requirement of Law of any Governmental Authority governing such property, (ii) would give any other party to such contract, agreement, instrument or indenture the right to terminate its obligations thereunder, (iii) is permitted only with the consent of another party (including, without limitation, consent of any Governmental Authority), if such consent has not been obtained or (iv) is limited by the Communications Act of 1934, as amended, and the rules, regulations, and policies promulgated thereunder by the Federal Communications Commission, including (A) restrictions on granting security interests in FCC License Rights, as discussed more fully in
Section 8.5, and (B) the prior approval of the FCC, as discussed more fully in
Section 8.5 (provided, that none of the following shall be Excluded Assets: (1) any Receivable or any money or other amounts due or to become due under any such contract, agreement, instrument or indenture set out in the foregoing clauses
(i) through (iv) and (2) in the case of the preceding clause (iv), any proceeds of FCC Licenses or Spectrum Leases, and the right to receive all monies, consideration and proceeds derived from or in connection with the sale, assignment, transfer, or other disposition of the FCC Licenses or Spectrum Leases, and the right to exercise rights and actions against the lessor, licensor or other party to the Spectrum Lease); (F) property subject to Liens permitted under Section 7.2(2)(D) of the Credit Agreement to the extent any agreement governing purchase money Liens or Capital Lease Obligations with respect to such property contains a negative pledge clause that prohibits a grant by the relevant Grantor of a security interest pursuant to this Agreement in such Grantor's right, title and interest in such property; (G) Vehicles; (H) Capital Stock and assets of Unrestricted Subsidiaries; and (I) any assets of the Borrower other than Pledged Stock, but only to the extent that either (x) the Borrower is prohibited by the terms of the Existing Notes Indenture or any Restrictive Refinancing from granting a security interest to the Administrative Agent hereunder in such assets other than Pledged Stock or (y) if the preceding clause (x) does not apply, the Borrower shall not have granted a security interest to any other party in such assets other than Pledged Stock to secure any other present or future Indebtedness.

          "Foreign Subsidiary": any Subsidiary organized under the laws of any jurisdiction outside the United States of America.

          "Foreign Subsidiary Voting Stock": the voting Capital Stock of any Foreign Subsidiary.

          "Grantors": the collective reference to (i) the Borrower, (ii) each Guarantor other than Clearwire 1 and its Subsidiaries and (iii) any other Person that becomes a party hereto as a Grantor pursuant to Section 8.15.

          "Guarantor Obligations": with respect to any Guarantor, all obligations and liabilities of such Guarantor which may arise under or in connection with this Agreement (including, without limitation, Section 2) or any other Loan Document, any Specified Swap Agreement (to the extent such obligations or liabilities are owing to any Qualified Counterparty) to which such Guarantor is a party, in each case whether on account of guarantee obligations, reimbursement obligations, fees, indemnities, costs, expenses or otherwise (including, without limitation, all fees and disbursements of counsel to the Administrative Agent or to the Lenders that are required to be paid by such Guarantor pursuant to the terms of this Agreement or any other Loan Document).

          "Intellectual Property": the collective reference to all rights, priorities and privileges relating to intellectual property, whether arising under United States, multinational or foreign laws or otherwise, including, without limitation, the Copyrights, the Copyright Licenses, the Patents, the Patent Licenses, the Trademarks and the Trademark Licenses, and all rights to sue at law or in equity for any infringement or other impairment thereof, including the right to receive all proceeds and damages therefrom.

          "Investment Property": the collective reference to (i) all "investment property" as such term is defined in Section 9-102(a)(49) of the New York UCC (other than any Foreign Subsidiary Voting Stock excluded from the definition of "Pledged Stock") and (ii) whether or not constituting "investment property" as so defined, all Pledged Stock.

          "Issuers": the collective reference to each issuer of any Pledged
Stock.

          "New York UCC": the Uniform Commercial Code as from time to time in effect in the State of New York.

          "Obligations": (i) in the case of the Borrower, the Borrower Obligations, and (ii) in the case of each Guarantor, its Guarantor Obligations.

          "Patents": (i) all letters patent of the United States, any other country or any political subdivision thereof, and all reissues and extensions thereof, including, without limitation, any letters patent of the United States listed in Schedule 5, (ii) all applications for letters patent of the United States or any other country and all divisions, continuations and continuations-in-part thereof, including, without limitation, any applications for letters patent of the United States listed in Schedule 5, and (iii) all rights to obtain any reissues or extensions of the foregoing.

          "Patent License": all agreements, whether written or oral, providing for the grant by or to any Grantor of any right to manufacture, use or sell any invention covered in whole or in part by a Patent, including, without limitation, any of the foregoing referred to in Schedule 5.

          "Pledged Stock": the shares of Capital Stock listed on Schedule 2, together with any other shares, stock certificates, options or rights of any nature whatsoever in respect of the Capital Stock of any Person (other than Excluded Assets) that may be issued or granted to, or held by, any Grantor while this Agreement is in effect and that is required to be pledged pursuant to Section 6.9 of the Credit Agreement; provided that (i) in the case of the Borrower only, Pledged Stock shall be limited to the Capital Stock (and any shares, stock certificates, options or rights of any nature whatsoever in respect thereof) of the Borrower's Subsidiaries (any Capital Stock of any Person other than such Subsidiaries, "Non-Subsidiary Stock") to the extent that either (x) the Borrower is prohibited by the terms of the Existing Notes Indenture or any Restrictive Refinancing from granting a security interest to the Administrative Agent hereunder in Non-Subsidiary Stock or (y) if the preceding clause (x) does not apply, the Borrower shall not have granted a security interest to any other party in Non-Subsidiary Stock to secure any other present or future Indebtedness and (ii) in no event shall more than 65% of the total outstanding Foreign Subsidiary Voting Stock of any Foreign Subsidiary be required to be pledged hereunder.

          "Proceeds": all "proceeds" as such term is defined in Section 9-102(a)(64) of the Uniform Commercial Code in effect in the State of New York on the date hereof and, in any event, including, without limitation, all dividends or other income from the Investment Property, collections thereon or distributions or payments with respect thereto.

          "Qualified Counterparty": with respect to any Specified Swap Agreement, any counterparty thereto that, at the time such Specified Swap Agreement was entered into, was a Lender or an affiliate of a Lender.

          "Receivable": any right to payment for goods sold or leased or for services rendered, whether or not such right is evidenced by an Instrument or Chattel Paper and whether or not it has been earned by performance (including, without limitation, any Account).

          "Secured Parties": the collective reference to the Administrative Agent, the Lenders and any other Qualified Counterparty to which Borrower Obligations or Guarantor Obligations, as applicable, are owed.

          "Securities Act": the Securities Act of 1933, as amended.

          "Trademarks": (i) all trademarks, trade names, corporate names, company names, business names, fictitious business names, trade styles, service marks, logos and other source or business identifiers, and all goodwill associated therewith, all registrations and recordings thereof, and all applications in connection therewith, whether in the United States Patent and Trademark Office or in any similar office or agency of the United States, any State thereof or any other country or any political subdivision thereof, or otherwise, and all common-law rights related thereto, including, without limitation, any registrations and applications in respect of the foregoing in the United States Patent and Trademark Office listed in Schedule 5, and (ii) the right to obtain all renewals thereof.

          "Trademark License": any agreement, whether written or oral, providing for the grant by or to any Grantor of any right to use any Trademark, including, without limitation, any of the foregoing agreements listed in Schedule 5.

          "Vehicles": all cars, trucks, trailers, construction and earth moving equipment and other vehicles covered by a certificate of title law of any state and, in any event including, without limitation, all tires and other appurtenances to any of the foregoing.

     1.2 Other Definitional Provisions. (a) The words "hereof," "herein", "hereto" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section and Schedule references are to this Agreement unless otherwise specified.

     (b) The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

     (c) Where the context requires, terms relating to the Collateral or any part thereof, when used in relation to a Grantor, shall refer to such Grantor's Collateral or the relevant part thereof.

                              SECTION 2. GUARANTEE

     2.1 Guarantee. (a) The Guarantors hereby, jointly and severally, unconditionally and irrevocably, guarantee to the Administrative Agent, for the ratable benefit of the Secured Parties and their respective successors, indorsees, transferees and assigns, the prompt and complete payment and performance by the Borrower when due (whether at the stated maturity, by acceleration or otherwise) of the Borrower Obligations.

     (b) Anything herein or in any other Loan Document to the contrary notwithstanding, the maximum liability of each Guarantor hereunder and under the other Loan Documents shall in no event exceed the amount which can be guaranteed by such Guarantor under applicable federal and state laws relating to the insolvency of debtors (after giving effect to the right of contribution established in Section 2.2).

     (c) Each Guarantor agrees that the Borrower Obligations may at any time and from time to time exceed the amount of the liability of such Guarantor hereunder without impairing the guarantee contained in this Section 2 or affecting the rights and remedies of the Administrative Agent or any Lender hereunder.

     (d) The guarantee contained in this Section 2 shall remain in full force and effect until all the Borrower Obligations and the obligations of each Guarantor under the guarantee contained in this Section 2 shall have been satisfied by payment in full (other than contingent indemnity obligations not due and payable).

     (e) No payment made by the Borrower, any of the Guarantors, any other guarantor or any other Person or received or collected by the Administrative Agent or any Lender from the Borrower, any of the Guarantors, any other guarantor or any other Person by virtue of any action or proceeding or any set-off or appropriation or application at any time or from time to time in reduction of or in payment of the Borrower Obligations shall be deemed to modify, reduce, release or otherwise affect the liability of any Guarantor hereunder which shall, notwithstanding any such payment (other than any payment made by such Guarantor in respect of the Borrower Obligations or any payment received or collected from such Guarantor in respect of the Borrower Obligations), remain liable for the Borrower Obligations up to the maximum liability of such Guarantor hereunder until the Borrower Obligations are paid in full (other than contingent indemnity obligations not due and payable).

     2.2 Right of Contribution. Each Guarantor hereby agrees that to the extent that a Guarantor shall have paid more than its proportionate share of any payment made hereunder, such Guarantor shall be entitled to seek and receive contribution from and against any other Guarantor hereunder which has not paid its proportionate share of such payment. Each Guarantor's right of contribution shall be subject to the terms and conditions of Section 2.3. The provisions of this Section 2.2 shall in no respect limit the obligations and liabilities of any Guarantor to the Administrative Agent and the Lenders, and each

Guarantor shall remain liable to the Administrative Agent and the Lenders for the full amount guaranteed by such Guarantor hereunder.

     2.3 No Subrogation. Notwithstanding any payment made by any Guarantor hereunder or any set-off or application of funds of any Guarantor by the Administrative Agent or any Lender, no Guarantor shall be entitled to be subrogated to any of the rights of the Administrative Agent or any Lender against the Borrower or any other Guarantor or any collateral security or guarantee or right of offset held by the Administrative Agent or any Lender for the payment of the Borrower Obligations, nor shall any Guarantor seek or be entitled to seek any contribution or reimbursement from the Borrower or any other Guarantor in respect of payments made by such Guarantor hereunder, until all amounts owing to the Administrative Agent and the Lenders by the Borrower on account of the Borrower Obligations are paid in full (other than contingent indemnity obligations not due and payable). If any amount shall be paid to any Guarantor on account of such subrogation rights at any time when all of the Borrower Obligations shall not have been paid in full (other than contingent indemnity obligations not due and payable), such amount shall be held by such Guarantor in trust for the Administrative Agent and the Lenders, segregated from other funds of such Guarantor, and shall, forthwith upon receipt by such Guarantor, be turned over to the Administrative Agent in the exact form received by such Guarantor (duly indorsed by such Guarantor to the Administrative Agent, if required), to be applied against the Borrower Obligations, whether matured or unmatured, in such order as the Administrative Agent may determine.

     2.4 Amendments, etc. with respect to the Borrower Obligations. Each Guarantor shall remain obligated hereunder notwithstanding that, without any reservation of rights against any Guarantor and without notice to or further assent by any Guarantor, any demand for payment of any of the Borrower Obligations made by the Administrative Agent or any Lender may be rescinded by the Administrative Agent or such Lender and any of the Borrower Obligations continued, and the Borrower Obligations, or the liability of any other Person upon or for any part thereof, or any collateral security or guarantee therefor or right of offset with respect thereto, may, from time to time, in whole or in part, be renewed, extended, amended, modified, accelerated, compromised, waived, surrendered or released by the Administrative Agent or any Lender, and the Credit Agreement and the other Loan Documents and any other documents executed and delivered in connection therewith may be amended, modified, supplemented or terminated, in whole or in part, as the Administrative Agent (or the Required Lenders or all Lenders, as the case may be) may deem advisable from time to time, and any collateral security, guarantee or right of offset at any time held by the Administrative Agent or any Lender for the payment of the Borrower Obligations may be sold, exchanged, waived, surrendered or released, in each case, in accordance with the Loan Documents. Neither the Administrative Agent nor any Lender shall have any obligation to protect, secure, perfect or insure any Lien at any time held by it as security for the Borrower Obligations or for the guarantee contained in this Section 2 or any property subject thereto.

     2.5 Guarantee Absolute and Unconditional. Each Guarantor waives, to the extent permitted by law and except as otherwise provided for herein, any and all notice of the creation, renewal, extension or accrual of any of the Borrower Obligations and notice of or proof of reliance by the Administrative Agent or any Lender upon the guarantee contained in this Section 2 or acceptance of the guarantee contained in this Section 2; the Borrower Obligations, and any of them, shall conclusively be deemed to have been created, contracted or incurred, or renewed, extended, amended or waived, in reliance upon the guarantee contained in this Section 2; and all dealings between the Borrower and any of the Guarantors, on the one hand, and the Administrative Agent and the Lenders, on the other hand, likewise shall be conclusively presumed to have been had or consummated in reliance upon the guarantee contained in this Section 2. Each Guarantor waives, to the extent permitted by law and except as otherwise provided for herein, diligence, presentment, protest, demand for payment and notice of default or nonpayment to or upon the Borrower or any of the Guarantors with respect to the Borrower Obligations. Each Guarantor understands and agrees that the guarantee contained in this Section 2 shall be construed as a continuing, absolute and unconditional guarantee of payment without regard to (a) the validity or enforceability of the Credit Agreement or any other Loan Document, any of the Borrower Obligations or any other collateral security therefor or guarantee or right of offset with respect thereto at any time or from time to time held by the Administrative Agent or any Lender, (b) any defense, set-off or counterclaim (other than a defense of payment or performance or fraud) which may at any time be available to or be asserted by the Borrower or any other Person against the Administrative Agent or any Lender, or (c) any other circumstance whatsoever (with or without notice to or knowledge of the Borrower or such Guarantor) which constitutes, or might be construed to constitute, an equitable or legal discharge of the Borrower for the Borrower Obligations, or of such Guarantor under the guarantee contained in this Section 2, in bankruptcy or in any other instance. When making any demand hereunder or otherwise pursuing its rights and remedies hereunder against any Guarantor, the Administrative Agent or any Lender may, but shall be under no obligation to and each Guarantor waives any right to require the Administrative Agent or any Lender to, make a similar demand on or otherwise pursue such rights and remedies as it may have against the Borrower, any other Guarantor or any other Person or against any collateral security or guarantee for the Borrower Obligations or against any assets of the Borrower or any Guarantor or any right of offset with respect thereto, and any failure by the Administrative Agent or any Lender to make any such demand, to pursue such other rights or remedies or to collect any payments from the Borrower, any other Guarantor or any other Person or to realize upon any such collateral security or guarantee or assets or to exercise any such right of offset, or any release of the Borrower, any other Guarantor or any other Person or any such collateral security, guarantee or right of offset, shall not relieve any Guarantor of any obligation or liability hereunder, and shall not impair or affect the rights and remedies, whether express, implied or available as a matter of law, of the Administrative Agent or any Lender against any Guarantor. For the purposes hereof "demand" shall include the commencement and continuance of any legal proceedings.

     2.6 Reinstatement. The guarantee contained in this Section 2 shall continue to be effective, or be reinstated, as the case may be, if at any time payment, or any part thereof, of any of the Borrower Obligations is rescinded or must otherwise be restored or returned by the Administrative Agent or any Lender upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of the Borrower or any Guarantor, or upon or as a result of the appointment of a receiver, intervenor or conservator of, or trustee or similar officer for, the Borrower or any Guarantor or any substantial part of its property, or otherwise, all as though such payments had not been made.

     2.7 Payments. Each Guarantor hereby guarantees that payments hereunder will be paid to the Administrative Agent without set-off or counterclaim in Dollars at the Funding Office.

                      SECTION 3. GRANT OF SECURITY INTEREST

          Each Grantor hereby assigns and transfers to the Administrative Agent, and hereby grants to the Administrative Agent, for the ratable benefit of the Secured Parties, a security interest in, all of such Grantor's right, title and interest in the following property now owned or at any time hereafter acquired by such Grantor or in which such Grantor now has or at any time in the future may acquire any right, title or interest (collectively, the "Collateral"), as collateral security for the prompt and complete payment and performance when due (whether at the stated maturity, by acceleration or otherwise) of such Grantor's
Obligations:

     (a) all Accounts;

     (b) all Chattel Paper;

     (c) all Deposit Accounts;

     (d) all Documents;

     (e) all Equipment;

     (f) all General Intangibles;

     (g) all Instruments;

     (h) all Intellectual Property;

     (i) all Inventory;

     (j) all Investment Property;

     (k) all Letter-of-Credit Rights;

     (l) all Goods;

     (m) all books and records pertaining to the Collateral; and

     (n) to the extent not otherwise included, all Proceeds and products of any and all of the foregoing, all Supporting Obligations in respect of any of the foregoing and all collateral security and guarantees given by any Person with respect to any of the foregoing;

     (o) all FCC License Rights;

          provided, that the Collateral shall not include the Excluded Assets.

                    SECTION 4. REPRESENTATIONS AND WARRANTIES

          To induce the Administrative Agent and the Lenders to enter into the Credit Agreement and to induce the Lenders to make their respective extensions of credit to the Borrower thereunder, each Grantor hereby represents and warrants to the Administrative Agent and each Lender that:

     4.1 Representations in Credit Agreement. In the case of each Guarantor, the representations and warranties set forth in Section 4 of the Credit Agreement as they relate to such Guarantor or to the Loan Documents to which such Guarantor is a party, each of which is hereby incorporated herein by reference, are true and correct, and the Administrative Agent and each Lender shall be entitled to rely on each of them as if they were fully set forth herein, provided that each reference in each such representation and warranty to the Borrower's knowledge shall, for the purposes of this Section 4.1, be deemed to be a reference to such Guarantor's knowledge.

     4.2 Title; No Other Liens. Except for the security interest granted to the Administrative Agent for the ratable benefit of the Secured Parties pursuant to this Agreement and the other Liens permitted to exist on the Collateral by the Credit Agreement, such Grantor owns each item of the Collateral free and clear of any and all Liens or claims of others. No financing statement or other public notice with respect to all or any part of the Collateral is on file or of record in any public office, except such as have been filed in favor of the Administrative Agent, for the ratable benefit of the Secured Parties, pursuant to this Agreement or as are permitted by the Credit Agreement. For the avoidance of doubt, it is understood and agreed that any Grantor may, as part of its business, grant licenses to third parties to use Intellectual Property owned or developed by a Grantor. For purposes of this Agreement and the other

Loan Documents, such licensing activity shall not constitute a "Lien" on such Intellectual Property. Each of the Administrative Agent and each Lender understands that any such licenses may be exclusive to the applicable licensees, and such exclusivity provisions may limit the ability of the Administrative Agent to utilize, sell, lease or transfer the related Intellectual Property or otherwise realize value from such Intellectual Property pursuant hereto.

     4.3 Perfected First Priority Liens. The security interests granted pursuant to this Agreement (a) upon completion of the filings and other actions specified on Schedule 3 (which, in the case of all filings and other documents referred to on said Schedule, have been delivered to the Administrative Agent in completed and duly executed form) within the time periods prescribed under applicable law, will constitute valid perfected security interests (to the extent such matter is governed by laws of the United States or a jurisdiction therein) in all of the Collateral (to the extent that a security interest therein may be perfected by the filing of Uniform Commercial Code financing statements and such other filings specified on Schedule 3) in favor of the Administrative Agent, for the ratable benefit of the Secured Parties, as collateral security for such Grantor's Obligations, enforceable in accordance with the terms hereof against all creditors of such Grantor and any Persons purporting to purchase any Collateral from such Grantor and (b) are prior to all other Liens on the Collateral in existence on the date hereof except to the extent otherwise permitted by the Credit Agreement.

     4.4 Jurisdiction of Organization: Chief Executive Office. On the date hereof, such Grantor's jurisdiction of organization, identification number from the jurisdiction of organization (if any), and the location of such Grantor's chief executive office or sole place of business or principal residence, as the case may be, are specified on Schedule 4. Such Grantor has furnished to the Administrative Agent a certified charter, certificate of incorporation or other organization document and long-form good standing certificate as of a date which is recent to the date hereof.

     4.5 Investment Property. (a) The shares of Pledged Stock pledged by such Grantor hereunder constitute all the issued and outstanding shares of all classes of the Capital Stock of each Issuer owned by such Grantor or, in the case of Foreign Subsidiary Voting Stock, if less, 65% of the outstanding Foreign Subsidiary Voting Stock of each relevant Issuer.

     (b) All the shares of the Pledged Stock have been duly and validly issued and are fully paid and nonassessable.

     (c) Such Grantor is the record and beneficial owner of, and has good and marketable title to, the Investment Property pledged by it hereunder, free of any and all Liens or options in favor of, or claims of, any other Person, except the security interest created by this Agreement.

     4.6 Receivables. (a) As of the date hereof, none of the obligors on any Receivable is a Governmental Authority, except for Receivables constituting not more than 5% of the face amount of all Receivables.

     (b) The amounts represented by such Grantor to the Lenders from time to time as owing to such Grantor in respect of the Receivables will at such times be accurate in all material respects.

     4.7 Intellectual Property. (a) Schedule 5 lists all issuances, registrations and applications in respect of Intellectual Property owned by such Grantor (other than the Borrower at any time to the extent the Borrower is not then required to pledge such Intellectual Property hereunder pursuant to clause
(I) of the definition of "Excluded Assets") in its own name on the date hereof.

     (b) On the date hereof, all Intellectual Property owned by such Grantor listed on Schedule 5 (i) is valid, subsisting, unexpired and enforceable, has not been abandoned and (ii) does not infringe any Intellectual Property rights of any other Person, except as could not reasonably be expected to have a Material Adverse Effect.

     (c) Except as set forth in Schedule 5, on the date hereof, none of the Intellectual Property listed on Schedule 5 is the subject of any Copyright License, Trademark License or Patent License pursuant to which such Grantor is the licensor.

     (d) No holding, decision or judgment has been rendered by any Governmental Authority which would limit, cancel or question the validity of, or such Grantor's rights in, any Intellectual Property listed on Schedule 5 in any respect that could reasonably be expected to have a Material Adverse Effect.

     (e) No action or proceeding is pending, or, to the knowledge of such Grantor, threatened, on the date hereof (i) seeking to limit, cancel or question the validity of any material Intellectual Property listed on Schedule 5 or such Grantor's ownership interest therein, or (ii) which, if adversely determined, would have a Material Adverse Effect.

                              SECTION 5. COVENANTS

          Each Grantor covenants and agrees with the Administrative Agent and the Lenders that, from and after the date of this Agreement until the Obligations shall have been paid in full (other than contingent indemnity obligations not due and payable):

     5.1 Covenants in Credit Agreement. In the case of each Guarantor, such Guarantor shall take, or shall refrain from taking, as the case may be, each action that is necessary to be taken or not taken, as the case may be, so that no Default or Event of Default is caused by the failure to take such action or to refrain from taking such action by such Guarantor or any of its Subsidiaries.

     5.2 Maintenance of Insurance. (a) Such Grantor will maintain insurance policies in accordance with the Credit Agreement.

     (b) All such insurance shall (i) provide that no cancellation, material reduction in amount or material change in coverage thereof shall be effective until at least 30 days after receipt by the Administrative Agent of written notice thereof, unless acceptable to the Administrative Agent, (ii) name the Administrative Agent as insured party or loss payee, in each case only with respect to Collateral, (iii) if reasonably requested by the Administrative Agent, include a breach of warranty clause and (iv) be reasonably satisfactory in all other respects to the Administrative Agent.

     (c) Upon request by the Administrative Agent, the Borrower shall deliver to the Administrative Agent and the Lenders a report of a reputable insurance broker with respect to such insurance substantially concurrently with the delivery by the Borrower to the Administrative Agent of its audited financial statements for each fiscal year.

     5.3 Payment of Obligations. Such Grantor will pay and discharge or otherwise satisfy at or before maturity or before they become delinquent, as the case may be, all material taxes, assessments and governmental charges or levies imposed upon the Collateral or in respect of income or profits therefrom, as well as all claims of any kind (including, without limitation, claims for labor, materials and supplies) against or with respect to the Collateral, except that no such charge need be paid if the amount or validity thereof is currently being contested in good faith by appropriate proceedings, reserves in conformity with GAAP with respect thereto have been provided on the books of such Grantor and such proceedings could not reasonably be expected to result in the sale, forfeiture or loss of any material portion of the Collateral or any interest therein.

     5.4 Maintenance of Perfected Security Interest: Further Documentation. (a) Such Grantor shall maintain the security interest created by this Agreement as a perfected security interest having at least the priority described in Section 4.3, to the extent required herein, and shall defend such security interest against the claims and demands of all Persons whomsoever, subject to the rights of such Grantor under the Credit Agreement and/or the Loan Documents to dispose of the Collateral and permitted Liens under the Credit Agreement.

     (b) Such Grantor will furnish to the Administrative Agent and the Lenders from time to time statements and schedules further identifying and describing the assets and property of such Grantor as the Administrative Agent may reasonably request, all in reasonable detail.

     (c) At any time and from time to time, upon the written request of the Administrative Agent, and at the sole expense of such Grantor, such Grantor will promptly and duly execute and deliver, and have recorded, such further instruments and documents and take such further actions as the Administrative Agent may reasonably request for the purpose of obtaining or preserving the full benefits of this Agreement and of the rights and powers herein granted; provided that in no event shall any Grantor be required to perfect any Lien by means other than the delivery of share certificates of Subsidiaries or the making of filings, registrations or recordings required for perfection under the laws of the United States or any jurisdiction thereof, to the extent required by the terms hereof.

     5.5 Changes in Name, etc. Such Grantor will not, except upon 15 days' prior written notice to the Administrative Agent and delivery to the Administrative Agent of all additional executed financing statements and other documents reasonably requested by the Administrative Agent to maintain the validity, perfection and priority of the security interests provided for herein, (i) change its jurisdiction of organization or the location of its chief executive office or sole place of business or principal residence from that referred to in
Section 4.3 or (ii) change its name.

     5.6 Notices. Such Grantor will advise the Administrative Agent and the Lenders promptly, in reasonable detail, of:

     (a) any Lien (other than security interests created hereby or Liens permitted under the Credit Agreement) on any of the Collateral which would adversely affect the ability of the Administrative Agent to exercise any of its remedies hereunder; and

     (b) the occurrence of any other event which could reasonably be expected to have a material adverse effect on the aggregate value of the Collateral or on the security interests created hereby.

     5.7 Investment Property. (a) If such Grantor shall become entitled to receive or shall receive any certificate (including, without limitation, any certificate representing a dividend or a distribution in connection with any reclassification, increase or reduction of capital or any certificate issued in connection with any reorganization) in respect of the Capital Stock of any Issuer that is a Subsidiary of a Grantor, whether in addition to, in substitution of, as a conversion of, or in exchange for, any shares of the Pledged Stock, or otherwise in respect thereof, such Grantor shall accept the same as the agent of the Administrative Agent and the Lenders, hold the same in trust for the Administrative Agent and the Lenders and deliver the same forthwith to the Administrative Agent in the exact form received, duly endorsed by such Grantor to the Administrative Agent, if required, together with an undated stock power covering such certificate duly executed in blank by such Grantor and with, if the Administrative Agent so reasonably requests, signature guaranteed, to be held by the Administrative Agent, subject to the terms hereof, as additional collateral security for the Obligations. After the occurrence and during the continuation of an Event of Default, any sums paid upon or in respect of the Investment Property upon the liquidation or dissolution of any Issuer shall be paid over to the Administrative Agent to be held by it hereunder as additional collateral security for the Obligations, and in case any distribution of capital shall be made on or in respect of the Investment Property, or any property shall be distributed upon or with respect to the Investment Property pursuant to the recapitalization or reclassification of the capital of any Issuer or pursuant to the reorganization thereof, the property so distributed shall, unless otherwise subject to a perfected security interest in favor of the Administrative Agent, be delivered to the Administrative Agent to be held by it hereunder as additional collateral security for the Obligations. If any sums of money or property so paid or distributed in respect of the Investment Property shall be received by such Grantor, such Grantor shall, until such money or property is paid or delivered to the Administrative Agent, hold such money or property in trust for the Lenders, segregated from other funds of such Grantor, as additional collateral security for the Obligations. Notwithstanding the foregoing, the Grantors shall not be required to pay over to the Administrative Agent or deliver to the Administrative Agent as Collateral (A) any proceeds of any liquidation or dissolution of any Issuer, or any distribution of capital or property in respect of any Investment Property, to the extent that (i) such liquidation, dissolution or distribution, if treated as a Disposition of the relevant Issuer, would be permitted by the Credit Agreement and (ii) the proceeds thereof are applied toward prepayment of Loans and reduction of Commitments to the extent required by the Credit Agreement or (B) distributions permitted under the Credit Agreement.

     (b) Without the prior written consent of the Administrative Agent, such Grantor will not (i) vote to enable, or take any other action to permit, any Issuer to issue any stock or other equity securities of any nature or to issue any other securities convertible into or granting the right to purchase or exchange for any stock or other equity securities of any nature of any Issuer, unless such securities that are issued to such Grantor are delivered to the Administrative Agent, concurrently with the issuance thereof, to be held by the Administrative Agent as Collateral, (ii) sell, assign, transfer, exchange, or otherwise dispose of, or grant any option with respect to, the Pledged Stock or Proceeds thereof (except pursuant to a transaction expressly permitted by the Credit Agreement), (iii) create, incur or permit to exist any Lien or option in favor of, or any claim of any Person with respect to, any of the Pledged Stock or Proceeds thereof, or any interest therein, except for the security interests created by this Agreement or (iv) enter into any agreement or undertaking restricting the right or ability of such Grantor or the Administrative Agent to sell, assign or transfer any of the Pledged Securities or Proceeds thereof.

     (c) In the case of each Grantor which is an Issuer, such Issuer agrees that
(i) it will be bound by the terms of this Agreement relating to the Pledged Securities issued by it and will comply with such terms insofar as such terms are applicable to it, (ii) it will notify the Administrative Agent promptly in writing of the occurrence of any of the events described in Section 5.7(a) with respect to the Pledged Securities issued by it and (iii) the terms of Sections 6.3(c) and 6.7 shall apply to it, mutatis mutandis, with respect to all actions that may be required of it pursuant to Section 6.3(c) or 6.7 with respect to the Pledged Securities issued by it.

     (d) Each Issuer that is a partnership or a limited liability company (i) confirms that none of the terms of any equity interest issued by it provides that such equity interest is a "security" within the meaning of Sections 8-102 and 8-103 of the New York UCC (a "Security"), (ii) agrees that it will take no action to cause or permit any such equity interest to become a Security, (iii) agrees that it will not issue any certificate representing any such equity interest and (iv) agrees that if, notwithstanding the foregoing,



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                                                                              14


any such equity interest shall be or become a Security, such Issuer will (and the Grantor that holds such equity interest hereby instructs such Issuer to) comply with instructions originated by the Administrative Agent without further consent by such Grantor.

     5.8 Receivables. Other than in the ordinary course of business, such Grantor (other than the Borrower at any time to the extent the Borrower is not then required to pledge such Receivable hereunder pursuant to clause (I) of the definition of "Excluded Assets") will not (i) grant any extension of the time of payment of any Receivable material, (ii) compromise or settle any material Receivable for less than the full amount thereof, (iii) release, wholly or partially, any Person liable for the payment of any material Receivable, (iv) allow any credit or discount whatsoever on any material Receivable or (v) amend, supplement or modify any material Receivable in any manner that could adversely affect the value thereof.

     5.9 Intellectual Property. (a) Such Grantor (other than the Borrower at any time to the extent the Borrower is not then required to pledge such Intellectual Property hereunder pursuant to clause (I) of the definition of "Excluded Assets"), either itself or through licensees, will (i) as deemed necessary in such Grantor's reasonable business judgment, continue to use each material Trademark in connection with each and every trademark class of goods applicable to its current line as reflected in its current catalogs, brochures and price lists in order to maintain such Trademark in full force free from any claim of abandonment for non-use, (ii) maintain as in the past the quality of products and services offered under such material Trademark, (iii) use such material Trademark with the appropriate notice of registration and all other notices and legends required by applicable Requirements of Law, (iv) not adopt or use any new mark or any mark which is confusingly similar or a colorable imitation of such Trademark unless such mark shall be considered Collateral and subject to the terms of this Agreement, and (iv) not (and not permit any licensee or sublicensee thereof to) do any act or knowingly omit to do any act whereby such material Trademark may become abandoned, invalidated or impaired in any material respect other than as set forth in (i) above.

     (b) Such Grantor (either itself or through licensees) will not do any act, or omit to do any act, whereby any material Patent could reasonably be expected to become forfeited, abandoned or dedicated to the public, other than through expiration of any statutory term.

     (c) Such Grantor (either itself or through licensees) (i) will not (and will not permit any licensee or sublicense thereof) to do any act or knowingly omit to do any act whereby any material portion of the Copyrights may become invalided or otherwise impaired, and (ii) will not (either itself or through licensees) do any act whereby any material portion of the Copyrights may fall into the public domain, other than through expiration of any statutory term.

     (d) Such Grantor (either itself or through licensees) will not do any act that knowingly uses any material Intellectual Property to infringe the intellectual property rights of any other Person.

     (e) Such Grantor will notify the Administrative Agent and the Lenders immediately if it knows, or has reason to know, that any application or registration relating to any material Intellectual Property may become forfeited, abandoned or dedicated to the public, or of any adverse determination (including, without limitation, the institution against Grantor of, or any such determination in, any proceeding in the United States Patent and Trademark Office, the United States Copyright Office or any court or tribunal in any country) regarding such Grantor's ownership of, or the validity of, any material Intellectual Property owned by such Grantor or such Grantor's right to register the same or to own and maintain the same.

     (f) Whenever such Grantor, either by itself or through any agent, employee, licensee or designee, shall file an application for the registration of any Intellectual Property with the United States Patent and Trademark Office, the United States Copyright Office or any similar office or agency in any other country or any political subdivision thereof, such Grantor shall report such filing to the Administrative Agent as promptly as reasonably practicable after the last day of the fiscal quarter in which such filing occurs. Upon request of the Administrative Agent, such Grantor shall execute and deliver, and have recorded, any and all agreements, instruments, documents, and papers as the Administrative Agent may reasonably request to evidence the Administrative Agent's and the Lenders' security interest in any Copyright, Patent or Trademark and the goodwill and general intangibles of such Grantor relating thereto or represented thereby.

     (g) Such Grantor will take all reasonably necessary steps including, without limitation, in any proceeding before the United States Patent and Trademark Office, the United States Copyright Office or any similar office or agency in any other country or any political subdivision thereof, to maintain and pursue each application relating to any material Intellectual Property owned by such Grantor (and to obtain the relevant registration) and to maintain each registration of the material Intellectual Property owned by such Grantor, including, without limitation, filing of applications for renewal, affidavits of use and affidavits of incontestability, except as provided in Section 5.9(a)(i).

     (h) In the event that any Grantor knows, or has reason to know, that any material Intellectual Property owned by such Grantor is infringed, misappropriated, diluted or otherwise violated by a third party, such Grantor shall (i) take such actions as such Grantor shall reasonably deem appropriate in its reasonable business judgment under the circumstances to protect such Intellectual Property and (ii) if such Intellectual Property is deemed by such Grantor to be of material economic value, as promptly as reasonably practicable notify the Administrative Agent after it learns thereof and sue for infringement, misappropriation, dilution or other violation (as the case may be), to seek injunctive relief where deemed appropriate by such Grantor and to recover any and all damages for such infringement, misappropriation, dilution or other violation.

                         SECTION 6. REMEDIAL PROVISIONS

     6.1 Certain Matters Relating to Receivables (a) The Administrative Agent shall have the right, at any time after the occurrence and during the continuance of an Event of Default, to make test verifications of the Receivables in any manner and through any medium that it reasonably considers advisable, and each Grantor shall furnish all such assistance and information as the Administrative Agent may require in connection with such test verifications. At any time and from time to time after the occurrence and during the continuance of an Event of Default, upon the Administrative Agent's request and at the expense of the relevant Grantor, such Grantor shall cause independent public accountants or others satisfactory to the Administrative Agent to furnish to the Administrative Agent reports showing reconciliations, aging and test verifications of, and trial balances for, the Receivables.

     (b) The Administrative Agent hereby authorizes each Grantor to collect such Grantor's Receivables, subject to the Administrative Agent's direction and control after the occurrence and during the continuance of an Event of Default, and the Administrative Agent may curtail or terminate said authority at any time after the occurrence and during the continuance of an Event of Default. If required by the Administrative Agent at any time after the occurrence and during the continuance of an Event of Default, any payments of Receivables, when collected by any Grantor, (i) shall be forthwith (and, in any event, within two Business Days) deposited by such Grantor in the exact form received, duly indorsed by such Grantor to the Administrative Agent if required, in a Collateral Account maintained under the sole dominion and control of the Administrative Agent, subject to withdrawal by the Administrative Agent for the account of the Lenders only as provided in Section 6.5, and (ii) until so turned over, shall be held by such Grantor in trust for the Administrative Agent and the Lenders; provided that all funds in such Collateral Account shall be promptly released to the Grantors upon the cure or waiver of any such Event of Default.

     (c) At the Administrative Agent's reasonable request, each Grantor shall deliver to the Administrative Agent all original and other documents evidencing, and relating to, the agreements and transactions which gave rise to the Receivables, including, without limitation, all original orders, invoices and shipping receipts

     (d) The foregoing provisions of this Section 6.1 shall not apply to the Borrower at any time to the extent the Borrower is not then required to pledge Receivables hereunder pursuant to clause (I) of the definition of "Excluded Assets".

     6.2 Communications with Obligors: Grantors Remain Liable. (a) The Administrative Agent in its own name or in the name of others may at any time after the occurrence and during the continuance of an Event of Default communicate with obligors under the Receivables to verify with them to the Administrative Agent's reasonable satisfaction the existence, amount and terms of any Receivables.

     (b) Upon the request of the Administrative Agent at any time after the occurrence and during the continuance of an Event of Default, each Grantor shall notify obligors on the Receivables that the Receivables have been assigned to the Administrative Agent for the ratable benefit of the Secured Parties and that payments in respect thereof shall be made directly to the Administrative Agent.

     (c) Anything herein to the contrary notwithstanding, each Grantor shall remain liable under each of the Receivables (or any agreement giving rise thereto) to observe and perform all the conditions and obligations to be observed and performed by it thereunder, all in accordance with the terms of any agreement giving rise thereto. Neither the Administrative Agent nor any Lender shall have any obligation or liability under any Receivable (or any agreement giving rise thereto) by reason of or arising out of this Agreement or the receipt by the Administrative Agent or any Lender of any payment relating thereto, nor shall the Administrative Agent or any Lender be obligated in any manner to perform any of the obligations of any Grantor under or pursuant to any Receivable (or any agreement giving rise thereto), to make any payment, to make any inquiry as to the nature or the sufficiency of any payment received by it or as to the sufficiency of any performance by any party thereunder, to present or file any claim, to take any action to enforce any performance or to collect the payment of any amounts which may have been assigned to it or to which it may be entitled at any time or times.

     (d) The foregoing provisions of this Section 6.2 shall not apply to the Borrower at any time to the extent the Borrower is not then required to pledge Receivables hereunder pursuant to clause (I) of the definition of "Excluded Assets".

     6.3 Pledged Stock. (a) Unless an Event of Default shall have occurred and be continuing and the Administrative Agent shall have given notice to the relevant Grantor of the Administrative Agent's intent to exercise its corresponding rights pursuant to Section 6.3(b), each Grantor shall be permitted to receive all cash dividends paid in respect of the Pledged Stock and all payments made in respect of the Pledged Notes, in each case paid, to the extent permitted in the Credit Agreement, and to exercise all voting and corporate rights with respect to the Pledged Securities; provided, however, that no vote shall be cast or corporate right exercised or other action taken which would impair the Collateral or which would be inconsistent with or result in any violation of any provision of the Credit Agreement, this Agreement or any other Loan Document.

     (b) If an Event of Default shall occur and be continuing and the Administrative Agent shall give notice of its intent to exercise such rights to the relevant Grantor or Grantors, (i) the Administrative Agent shall have the right to receive any and all cash dividends, payments or other Proceeds paid in respect of the Pledged Securities and make application thereof to the Obligations in the order set forth in Section 6.5, and (ii) any or all of the Pledged Securities shall be registered in the name of the Administrative Agent or its nominee, and the Administrative Agent or its nominee may thereafter exercise (x) all voting, corporate and other rights pertaining to such Pledged Securities at any meeting of shareholders of the relevant Issuer or Issuers or otherwise and (y) any and all rights of conversion, exchange and subscription and any other rights, privileges or options pertaining to such Pledged Securities as if it were the absolute owner thereof (including, without limitation, the right to exchange at its discretion any and all of the Pledged Securities upon the merger, consolidation, reorganization, recapitalization or other fundamental change in the corporate structure of any Issuer, or upon the exercise by any Grantor or the Administrative Agent of any right, privilege or option pertaining to such Pledged Securities, and in connection therewith, the right to deposit and deliver any and all of the Pledged Securities with any committee, depositary, transfer agent, registrar or other designated agency upon such terms and conditions as the Administrative Agent may determine), all without liability except to account for property actually received by it, but the Administrative Agent shall have no duty to any Grantor to exercise any such right, privilege or option and shall not be responsible for any failure to do so or delay in so doing.

     (c) Each Grantor hereby authorizes and instructs each Issuer of any Pledged Securities pledged by such Grantor hereunder to (i) comply with any instruction received by it from the Administrative Agent in writing that (x) states that an Event of Default has occurred and is continuing and (y) is otherwise in accordance with the terms of this Agreement, without any other or further instructions from such Grantor, and each Grantor agrees that each Issuer shall be fully protected in so complying, and (ii) unless otherwise expressly permitted hereby, pay any dividends or other payments with respect to the Pledged Securities directly to the Administrative Agent.

     6.4 Proceeds to be Turned Over To Administrative Agent. In addition to the rights of the Administrative Agent and the Lenders specified in Section 6.1 with respect to payments of Receivables, if an Event of Default shall occur and be continuing and at the election of Administrative Agent, all Proceeds (x) received by any Grantor in respect of any Collateral and (y) consisting of cash, checks and Instruments, shall be held by such Grantor in trust for the Administrative Agent and the Lenders, segregated from other funds of such Grantor, and shall, forthwith upon receipt by such Grantor, be turned over to the Administrative Agent in the exact form received by such Grantor (duly indorsed by such Grantor to the Administrative Agent, if required). All Proceeds received by the Administrative Agent hereunder shall be held by the Administrative Agent in a Collateral Account maintained under its sole dominion and control. All Proceeds while held by the Administrative Agent in a Collateral Account (or by such Grantor in trust for the Administrative Agent and the Lenders) shall continue to be held as collateral security for all the Obligations and shall not constitute payment thereof until applied as provided in Section 6.5; provided that all funds in such Collateral Account shall be promptly released to Grantor upon the cure or waiver of any such Event of Default.

     6.5 Application of Proceeds. At such intervals as may be agreed upon by the Borrower and the Administrative Agent, or, if an Event of Default shall have occurred and be continuing, at any time at the Administrative Agent's election, the Administrative Agent shall apply all or any part of Proceeds constituting Collateral, whether or not held in any Collateral Account, and any proceeds of the guarantee set forth in Section 2, in payment of the Obligations in the following order:

          First, to pay incurred and unpaid fees and expenses of the Administrative Agent under the Loan Documents;

          Second, to the Administrative Agent, for application by it towards payment of amounts then due and owing and remaining unpaid in respect of the Obligations, pro rata among the Secured Parties according to the amounts of the Obligations then due and owing and remaining unpaid to the Secured Parties;

          Third, to the Administrative Agent, for application by it towards prepayment of the Obligations, pro rata among the Secured Parties according to the amounts of the Obligations then held by the Secured Parties; and

          Fourth, any balance of such Proceeds remaining after the Obligations shall have been paid in full shall be paid over to the Borrower or to whomsoever may be lawfully entitled to receive the same.

     6.6 Code and Other Remedies. If an Event of Default shall occur and be continuing, the Administrative Agent, on behalf of the Lenders, may exercise, in addition to all other rights and remedies granted to them in this Agreement and in any other instrument or agreement securing, evidencing or relating to the Obligations, all rights and remedies of a secured party under the New York UCC or any other applicable law. Without limiting the generality of the foregoing, the Administrative Agent, without demand of performance or other demand, presentment, protest, advertisement or notice of any kind (except any notice required by law referred to below) to or upon any Grantor or any other Person (all and each of which demands, defenses, advertisements and notices are hereby waived), may in such circumstances forthwith collect, receive, appropriate and realize upon the Collateral, or any part thereof, and/or may forthwith sell, lease, assign, give option or options to purchase, or otherwise dispose of and deliver the Collateral or any part thereof (or contract to do any of the foregoing), in one or more parcels at public or private sale or sales, at any exchange, broker's board or office of the Administrative Agent or any Lender or elsewhere upon such terms and conditions as it may deem advisable and at such prices as it may deem best, for cash or on credit or for future delivery without assumption of any credit risk. The Administrative Agent or any Lender shall have the right upon any such public sale or sales, and, to the extent permitted by law, upon any such private sale or sales, to purchase the whole or any part of the Collateral so sold, free of any right or equity of redemption in any Grantor, which right or equity is hereby waived and released. Each Grantor further agrees, at the Administrative Agent's request, to assemble the Collateral and make it available to the Administrative Agent at places which the Administrative Agent shall reasonably select, whether at such Grantor's premises or elsewhere. The Administrative Agent shall apply the net proceeds of any action taken by it pursuant to this Section 6.6, after deducting all reasonable costs and expenses of every kind incurred in connection therewith or incidental to the care or safekeeping of any of the Collateral or in any way relating to the Collateral or the rights of the Administrative Agent and the Lenders hereunder, including, without limitation, reasonable attorneys' fees and disbursements, to the payment in whole or in part of the Obligations, in such order as the Administrative Agent may elect, and only after such application and after the payment by the Administrative Agent of any other amount required by any provision of law, including, without limitation, Section 9-615(a)(3) of the New York UCC, need the Administrative Agent account for the surplus, if any, to any Grantor. To the extent permitted by applicable law, each Grantor waives all claims, damages and demands it may acquire against the Administrative Agent or any Lender arising out of the exercise by them of any rights hereunder. If any notice of a proposed sale or other disposition of Collateral shall be required by law, such notice shall be deemed reasonable and proper if given at least 10 days before such sale or other disposition.

     6.7 Registration Rights. (a) Upon acceleration of obligations pursuant to
Section 8 of the Credit Agreement, if the Administrative Agent shall determine to exercise its right to sell any or all of the Pledged Stock pursuant to
Section 6.6, and if in the opinion of the Administrative Agent it is necessary or advisable to have the Pledged Stock, or that portion thereof to be sold, registered under the provisions of the Securities Act, the relevant Grantor will cause the Issuer thereof to (i) execute and deliver, and cause the directors and officers of such Issuer to execute and deliver, all such instruments and documents, and do or cause to be done all such other acts as may be, in the opinion of the Administrative Agent, necessary or advisable to register the Pledged Stock, or that portion thereof to be sold, under the provisions of the Securities Act, (ii) use its commercially reasonable efforts to cause the registration statement relating thereto to become effective and to remain effective for a period of one year from the date of the first public offering of the Pledged Stock, or that portion thereof to be sold, and (iii) make all amendments thereto and/or to the related prospectus which, in the opinion of the Administrative Agent, are necessary or advisable, all in conformity with the requirements of the Securities Act and the rules and regulations of the Securities and Exchange Commission applicable thereto. Each Grantor agrees to cause such Issuer to comply with the provisions of the securities or "Blue Sky" laws of any and all jurisdictions which the Administrative Agent shall designate and to make available to its security holders, as soon as practicable, an earnings statement (which need not be audited) which will satisfy the provisions of Section 11 (a) of the Securities Act.

     (b) Each Grantor recognizes that the Administrative Agent may be unable to effect a public sale of any or all the Pledged Stock, by reason of certain prohibitions contained in the Securities Act and applicable state securities laws or otherwise, and may be compelled to resort to one or more private sales thereof to a restricted group of purchasers which will be obliged to agree, among other things, to acquire such securities for their own account for investment and not with a view to the distribution or resale thereof. Each Grantor acknowledges and agrees that any such private sale may result in prices and other terms less favorable than if such sale were a public sale and, notwithstanding such circumstances, agrees that any such private sale shall be deemed to have been made in a commercially reasonable manner. The Administrative Agent shall be under no obligation to delay a sale of any of the Pledged Stock for the period of time necessary to permit the Issuer thereof to register such securities for public sale under the Securities Act, or under applicable state securities laws, even if such Issuer would agree to do so.

     (c) Each Grantor agrees to use its commercially reasonable efforts to do or cause to be done all such other acts as may be necessary to make such sale or sales of all or any portion of the Pledged Stock pursuant to this Section 6.7 valid and binding and in compliance with any and all other applicable Requirements of Law. Each Grantor further agrees that a breach of any of the covenants contained in this Section 6.7 will cause irreparable injury to the Administrative Agent and the Lenders, that the Administrative Agent and the Lenders have no adequate remedy at law in respect of such breach and, as a consequence, that each and every covenant contained in this Section 6.7 shall be specifically enforceable against such Grantor, and such Grantor hereby waives and agrees not to assert any defenses against an action for specific performance of such covenants except for a defense that no Event of Default has occurred under the Credit Agreement.

     6.8 Deficiency. Each Grantor shall remain liable for any deficiency if the proceeds of any sale or other disposition of the Collateral are insufficient to pay its Obligations and the fees and disbursements of any attorneys employed by the Administrative Agent or any Lender to collect such deficiency, subject to
Section 10.5 of the Credit Agreement.

                       SECTION 7. THE ADMINISTRATIVE AGENT

     7.1 Administrative Agent's Appointment as Attorney-in-Fact, etc. (a) Each Grantor hereby irrevocably constitutes and appoints the Administrative Agent and any officer or agent thereof, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of such Grantor and in the name of such Grantor or in its own name, for the purpose of carrying out the terms of this Agreement, to take any and all appropriate action and to execute any and all documents and instruments which may be reasonably necessary or desirable to accomplish the purposes of this Agreement, and, without limiting the generality of the foregoing, each Grantor hereby gives the Administrative Agent the power and right, on behalf of such Grantor, without notice to or assent by such Grantor, to do any or all of the following:

          (i) in the name of such Grantor or its own name, or otherwise, take possession of and indorse and collect any checks, drafts, notes, acceptances or other instruments for the payment of moneys due under any Receivable or with respect to any other Collateral and file any claim or take any other action or proceeding in any court of law or equity or otherwise deemed appropriate by the Administrative Agent for the purpose of collecting any and all such moneys due under any Receivable or with respect to any other Collateral whenever payable;

          (ii) in the case of any Intellectual Property, execute and deliver, and have recorded, any and all agreements, instruments, documents and papers as the Administrative Agent may request to evidence the Administrative Agent's and the Lenders' security interest in such Intellectual Property and the goodwill and general intangibles of such Grantor relating thereto or represented thereby;

          (iii) pay or discharge taxes and Liens levied or placed on or threatened against the Collateral, effect any repairs or any insurance called for by the terms of this Agreement and pay all or any part of the premiums therefor and the costs thereof;

          (iv) execute, in connection with any sale provided for in Section 6.6 or 6.7, any indorsements, assignments or other instruments of conveyance or transfer with respect to the Collateral; and

          (v) (1) direct any party liable for any payment under any of the Collateral to make payment of any and all moneys due or to become due thereunder directly to the Administrative Agent or as the Administrative Agent shall direct; (2) ask or demand for, collect, and receive payment of and receipt for, any and all moneys, claims and other amounts due or to become due at any time in respect of or arising out of any Collateral; (3) sign and indorse any invoices, freight or express bills, bills of lading, storage or warehouse receipts, drafts against debtors, assignments, verifications, notices and other documents in connection with any of the Collateral; (4) commence and prosecute any suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect the Collateral or any portion thereof and to enforce any other right in respect of any Collateral; (5) defend any suit, action or proceeding brought against such Grantor with respect to any Collateral; (6) settle, compromise or adjust any such suit, action or proceeding and, in connection therewith, give such discharges or releases as the Administrative Agent may deem appropriate; (7) assign any Copyright, Patent or Trademark (along with the goodwill of the business to which any such Copyright, Patent or Trademark pertains), throughout the world for such term or terms, on such conditions, and in such manner, as the Administrative Agent shall in its sole discretion determine; and (8) generally, sell, transfer, pledge and make any agreement with respect to or otherwise deal with any of the Collateral as fully and completely as though the Administrative Agent were the absolute owner thereof for all purposes, and do, at the Administrative Agent's option and such Grantor's expense, at any time, or from time to time, all acts and things which the Administrative Agent deems necessary to protect, preserve or realize upon the Collateral and the Administrative Agent's and the Lenders' security interests therein and to effect the intent of this Agreement, all as fully and effectively as such Grantor might do.

     Anything in this Section 7.1 (a) to the contrary notwithstanding, the Administrative Agent agrees that it will not exercise any rights under the power of attorney provided for in this Section 7.1(a) unless an Event of Default shall have occurred and be continuing.

     (b) If any Grantor fails to perform or comply with any of its agreements contained herein, the Administrative Agent, at its option, but without any obligation so to do, may perform or comply, or otherwise cause performance or compliance, with such agreement.

     (c) The reasonable out-of-pocket expenses of the Administrative Agent incurred in connection with actions undertaken as provided in this Section 7.1 shall be payable by such Grantor to the Administrative Agent within 10 days of demand.

     (d) Each Grantor hereby ratifies all that said attorneys shall lawfully do or cause to be done by virtue hereof. All powers, authorizations and agencies contained in this Agreement are coupled with an interest and are irrevocable until this Agreement is terminated and the security interests created hereby are released.

     7.2 Duty of Administrative Agent. The Administrative Agent's sole duty with respect to the custody, safekeeping and physical preservation of the Collateral in its possession, under Section 9-207 of the New York UCC or otherwise, shall be to deal with it in the same manner as the Administrative Agent deals with similar property for its own account. Neither the Administrative Agent, any Lender nor any of their respective officers, directors, employees or agents shall be liable for failure to demand, collect or realize upon any of the Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Collateral upon the request of any Grantor or any other Person or to take any other action whatsoever with regard to the Collateral or any part thereof. The powers conferred on the Administrative Agent and the Lenders hereunder are solely to protect the Administrative Agent's and the Lenders' interests in the Collateral and shall not impose any duty upon the Administrative Agent or any Lender to exercise any such powers. The Administrative Agent and the Lenders shall be accountable only for amounts that they actually receive as a result of the exercise of such powers, and neither they nor any of their officers, directors, employees or agents shall be responsible to any Grantor for any act or failure to act hereunder, except for their own (or their officers', directors' employees' or agents') bad faith, gross negligence or willful misconduct.

     7.3 Execution of Financing Statements. Pursuant to any applicable law, each Grantor authorizes the Administrative Agent to file or record financing statements and other filing or recording documents or instruments with respect to the Collateral without the signature of such Grantor in such form and in such offices as the Administrative Agent determines appropriate to perfect the security interests of the Administrative Agent under this Agreement. Each Grantor authorizes the Administrative Agent to use the collateral description "all personal property other than Excluded Assets" in any such financing statements. Each Grantor hereby ratifies and authorizes the filing by the Administrative Agent of any financing statement with respect to the Collateral made prior to the date hereof.

     7.4 Authority of Administrative Agent. Each Grantor acknowledges that the rights and responsibilities of the Administrative Agent under this Agreement with respect to any action taken by the Administrative Agent or the exercise or non-exercise by the Administrative Agent of any option, voting right, request, judgment or other right or remedy provided for herein or resulting or arising out of this Agreement shall, as between the Administrative Agent and the Lenders, be governed by the Credit Agreement and by such other agreements with respect thereto as may exist from time to time among them, but, as between the Administrative Agent and the Grantors, the Administrative Agent shall be conclusively presumed to be acting as agent for the Lenders with full and valid authority so to act or refrain from acting, and no Grantor shall be under any obligation, or entitlement, to make any inquiry respecting such authority.

                            SECTION 8. MISCELLANEOUS

     8.1 Amendments in Writing, None of the terms or provisions of this Agreement may be waived, amended, supplemented or otherwise modified except by a written instrument executed by each affected Grantor and the Administrative Agent, provided that any provision of this Agreement imposing obligations on any Grantor may be waived by the Administrative Agent in a written instrument executed by the Administrative Agent in accordance with Section 10.1 of the Credit Agreement.

     8.2 Notices. All notices, requests and demands to or upon the Administrative Agent or any Grantor hereunder shall be effected in the manner provided for in Section 10.2 of the Credit Agreement; provided that any such notice, request or demand to or upon any Guarantor shall be addressed to such Guarantor at its notice address set forth on Schedule 1.

     8.3 No Waiver by Course of Conduct; Cumulative Remedies. Neither the Administrative Agent nor any Lender shall by any act (except by a written instrument pursuant to Section 8.1), delay, indulgence, omission or otherwise be deemed to have waived any right or remedy hereunder or to have acquiesced in any Default or Event of Default. No failure to exercise, nor any delay in exercising, on the part of the Administrative Agent or any Lender, any right, power or privilege hereunder shall operate as a waiver thereof. No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege. A waiver by the Administrative Agent or any Lender of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which the Administrative Agent or such Lender would otherwise have on any future occasion. The rights and remedies herein provided are cumulative, may be exercised singly or concurrently and are not exclusive of any other rights or remedies provided by law.

     8.4 Enforcement Expenses; Indemnification. (a) Each Guarantor agrees to pay or reimburse each Lender and the Administrative Agent for, all its costs and expenses incurred in collecting against such Guarantor under the guarantee contained in Section 2 or otherwise enforcing or preserving any rights under this Agreement and the other Loan Documents to which such Guarantor is a party, including, without limitation, the fees and disbursements of counsel to each Lender and of counsel to the Administrative Agent subject to Section 10.5 of the Credit Agreement.

     (b) Each Guarantor agrees to pay, and to save the Administrative Agent and the Lenders harmless from, any and all liabilities with respect to, or resulting from any delay in paying, any and all stamp, excise, sales or other taxes (if any) which may be payable or determined to be payable with respect to any of the Collateral or in connection with any of the transactions contemplated by this Agreement.

     (c) Each Guarantor agrees to pay, and to save the Administrative Agent and the Lenders harmless from, any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever with respect to the execution, delivery, enforcement, performance and administration of this Agreement to the extent the Borrower would be required to do so pursuant to Section 10.5 of the Credit Agreement.

     (d) The agreements in this Section shall survive repayment of the Obligations and. all other amounts payable under the Credit Agreement and the other Loan Documents.

     8.5 FCC Compliance.

     Notwithstanding anything to the contrary contained herein:

     (a) The security interest/Collateral includes all rights of each Grantor under or relating to FCC License Rights and the proceeds thereof, provided that such security interest does not include at any time any FCC License Rights to the extent (but only to the extent) that at such time the Administrative Agent may not validly possess a security interest therein pursuant to the Communications Act of 1934, as amended, the regulations promulgated thereunder or any other applicable law, regulation, or policy, as in effect at such time, but such security interest does include, to the maximum extent permitted by law, all rights incident or appurtenant to the FCC License Rights and the right to receive all proceeds derived from or in connection with the sale, assignment or transfer of the FCC License Rights;

     (b) At any time after the occurrence and during the continuance of an Event of Default, to the extent permitted by the FCC, each Grantor shall take all lawful action that the Administrative Agent may reasonably request in the exercise of its rights and remedies hereunder, which include the right to require the Grantor to transfer or assign the Pledged Stock, FCC Licenses and Spectrum Leases held by it or any of its Subsidiaries to any party or parties to facilitate an arms'-length public or private sale for the benefit of the Administrative Agent. In furtherance of this right, the Grantor shall (i) cooperate fully with the Administrative Agent in obtaining all approvals and consents from the FCC and each other Governmental Authority and from any third parties that the Administrative Agent may deem necessary or advisable to accomplish any such transfer or assignment of the Pledged Stock or such FCC Licenses and Spectrum Leases, and (ii) prepare, execute and file with the FCC and any other Governmental Authority any application, request for consent, certificate or instrument that the Administrative Agent may deem necessary or advisable to accomplish any such transfer or assignment of the Pledged Stock and such FCC Licenses and Spectrum Leases. If the Grantor fails to execute such applications, requests for consent, certificates or instruments, the clerk of any court that has jurisdiction over the Loan Documents may, upon an ex parte request by the Administrative Agent, execute and file the same on behalf of the Grantor for purposes of placing such request before the FCC, to the extent permitted by the FCC;

     (c) No action shall be taken with respect to the Collateral unless and until all applicable requirements (if any) of the FCC under the Communications Act of 1934, as amended, and the respective rules and regulations thereunder have been satisfied with respect to such action and there have been obtained such consents, approvals and authorizations (if any) as may be required to be obtained from the FCC;

     (d) Following an event of default all ownership interest in the FCC License Rights and other Collateral will remain with the relevant Grantor unless and until the prior consent (if required) of the FCC pursuant to 47 U.S.C. Section 310(d) shall have been obtained;

     (e) The creation of any Lien, and the exercise of any remedy, with respect to any FCC License Rights shall be consistent with the rules and regulations administered by the FCC;

     (f) Each Secured Party, by acceptance of the benefits hereof, acknowledges that: (i) the security interest/Liens hereunder and ability to foreclose thereon will be limited by the need to comply with applicable law; (ii) it is not entitled to exercise any rights with respect to the Collateral if such action would constitute or result in any assignment of an FCC License Right or any change of control (whether as a matter of law or fact) of the holder of any FCC License Right unless the prior approval of the FCC is first obtained; (iii) no Grantor can assure the Administrative Agent and the Secured Parties that any such required FCC approval can be obtained on a timely basis or at all; (iv) the requirement to obtain prior FCC approval may limit the number of potential bidders for certain Collateral in any foreclosure and may delay any sale, either of which events may have an adverse effect on the sale price of the Collateral; and (v) therefore, the practical value of realizing on the Collateral may, without the appropriate FCC consents, be limited; and

     (g) Each Grantor acknowledges that the approval of the FCC, each other appropriate Governmental Authority and each lessor, licensor or other party to any Spectrum Lease to the assignment of the FCC Licenses or the transfer of control of the Grantor whose stock is pledged hereunder is integral to the Administrative Agent's realization of the value of the Collateral, including the FCC Licenses and the Spectrum Leases, that there is no adequate remedy at law for failure by the Grantor to comply with the provisions of this Section 8.5 and that such failure could not be adequately compensable in damages. Therefore, the Grantor agrees that the provisions of this Section 8.5 may be specifically enforced, without any requirement to post bond (such rights being rally waived by Grantor) and without regard to the adequacy of any remedies available at law (the defense of the adequacy of remedies at law being fully waived by Grantor) and that the Administrative Agent may seek to obtain approvals and consents with respect to any Spectrum Lease directly from the lessor, licensor or other party to any Spectrum Lease.

     (h) The foregoing provisions of this Section 8.5, to the extent such provisions relate to FCC License Rights (including any actions with respect thereto), shall not apply to the Borrower at any time to the extent the Borrower is not then required to pledge FCC License Rights hereunder pursuant to clause
(I) of the definition of "Excluded Assets", provided that the foregoing provisions of this Section 8.5 shall in any event apply to the Borrower to the extent such provisions relate to Pledged Stock (including any actions with respect thereto) then pledged by the Borrower hereunder.

     8.6 Successors and Assigns. This Agreement shall be binding upon the successors and assigns of each Grantor and shall inure to the benefit of the Administrative Agent and the Lenders and their successors and assigns; provided that no Grantor may assign, transfer or delegate any of its rights or obligations under this Agreement without the prior written consent of the Administrative Agent.

     8.7 Set-Off. Each Grantor hereby irrevocably authorizes the Administrative Agent and each Lender at any time and from time to time when an Event of Default shall have occurred and be continuing, to set-off and appropriate and apply any and all deposits (general or special, time or demand, provisional or final), in any currency, and any other credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by the Administrative Agent or such Lender to or for the credit or the account of such Grantor, or any part thereof in such amounts as the Administrative Agent or such Lender may elect, against and on account of the obligations and liabilities of such Grantor to the Administrative Agent or such Lender hereunder and claims of every nature and description of the Administrative Agent or such Lender against such Grantor, in any currency, whether arising hereunder, under the Credit Agreement, any other Loan Document or otherwise, as the Administrative Agent or such Lender may elect, whether or not the Administrative Agent or any Lender has made any demand for payment and although such obligations, liabilities and claims may be contingent or unmatured. The Administrative Agent and each Lender shall notify such Grantor promptly of any such set-off and the application made by the Administrative Agent or such Lender of the proceeds thereof, provided that the failure to give such notice shall not affect the validity of such set-off and application. The rights of the Administrative Agent and each Lender under this Section are in addition to other rights and remedies (including, without limitation, other rights of set- off) which the Administrative Agent or such Lender may have.

     8.8 Counterparts. This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts (including by telecopy), and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

     8.9 Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

     8.10 Section Headings. The Section headings used in this Agreement are for convenience of reference only and are not to affect the construction hereof or be taken into consideration in the interpretation hereof.

     8.11 Integration. This Agreement and the other Loan Documents represent the agreement of the Grantors, the Administrative Agent and the Lenders with respect to the subject matter hereof and thereof, and there are no promises, undertakings, representations or warranties by the Administrative Agent or any Lender relative to subject matter hereof and thereof not expressly set forth or referred to herein or in the other Loan Documents.

     8.12 GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

     8.13 Submission To Jurisdiction; Waivers. Each party hereto hereby irrevocably and unconditionally:

     (a) submits for itself and its property in any legal action or proceeding relating to this Agreement and the other Loan Documents to which it is a party, or for recognition and enforcement of any judgment in respect thereof, to the exclusive general jurisdiction of the Courts of the State of New York, the courts of the United States of America for the Southern District of New York, and appellate courts from any thereof;

     (b) consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same and any other rights to jurisdiction to which it may be entitled as a result of its domicile or otherwise;

     (c) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to such Grantor at its address referred to in Section 8.2 or at such other address of which the Administrative Agent shall have been notified pursuant thereto;

     (d) agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction; and

     (e) waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this Section any special, exemplary, punitive or consequential damages; provided that, neither the Borrower nor any Guarantor shall be liable for any special, exemplary, punitive or consequential damages.

     8.14 Acknowledgements. Each Grantor hereby acknowledges that:

     (a) it has been advised by counsel in the negotiation, execution and delivery of this Agreement and the other Loan Documents to which it is a party;

     (b) neither the Administrative Agent nor any Lender has any fiduciary relationship with or duty to any Grantor arising out of or in connection with this Agreement or any of the other Loan Documents, and the relationship between the Grantors, on the one hand, and the Administrative Agent and Lenders, on the other hand, in connection herewith or therewith is solely that of debtor and creditor; and

     (c) no joint venture is created hereby or by the other Loan Documents or otherwise exists by virtue of the transactions contemplated hereby among the Lenders or among the Grantors and the Lenders.

     8.15 Additional Guarantors/Grantors. Each Subsidiary of the Borrower that is required to become a party to this Agreement pursuant to Section 6.09 of the Credit Agreement shall become a Grantor and/or Guarantor, as applicable, for all purposes of this Agreement upon execution and delivery by such Subsidiary of an Assumption Agreement in the form of Annex II hereto.

     8.16 Releases. (a) At such time as the Loans and the other Obligations (other than Obligations in respect of Specified Swap Agreements) shall have been paid in full (other than contingent payment obligations not due and payable), the Collateral shall be released from the Liens created hereby, and this Agreement and all obligations (other than those expressly stated to survive such termination) of the Administrative Agent and each Grantor hereunder shall terminate, all without delivery of any instrument or performance of any act by any party, and all rights to the Collateral shall revert to the Grantors. At the request and sole expense of any Grantor following any such termination, the Administrative Agent shall deliver to such Grantor any Collateral held by the Administrative Agent hereunder, and execute and deliver to such Grantor such documents as such Grantor shall reasonably request to evidence such termination.

     (b) Any of the Collateral transferred or otherwise disposed of by any Grantor in a transaction permitted by the Credit Agreement, shall be transferred free of the Liens created hereby on such Collateral and such Liens shall automatically terminate upon such permitted disposition. Upon the designation by Borrower of any Grantor as an Unrestricted Subsidiary in accordance with Section
7.10 of the Credit Agreement, the Liens credited hereby on the Collateral of such Grantor shall be automatically terminated. The Administrative Agent, at the request and sole expense of such Grantor, shall execute and deliver to such Grantor all releases or other documents reasonably necessary or desirable to evidence any such release of the Liens created hereby on such Collateral. Any Guarantor shall be automatically released from its obligations hereunder in the event that all the Capital Stock of such Guarantor (or enough so that upon the consummation of such sale it is no longer a Subsidiary) shall be sold, transferred or otherwise disposed of or if such Guarantor is designated as an Unrestricted Subsidiary, in each case in a transaction permitted by the Credit Agreement.

     8.17 WAIVER OF JURY TRIAL. EACH GRANTOR AND, BY ACCEPTANCE OF THE BENEFITS HEREOF, EACH AGENT AND EACH LENDER, HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AND FOR ANY COUNTERCLAIM THEREIN.

     IN WITNESS WHEREOF, each of the undersigned has caused this Guarantee and Collateral Agreement to be duly executed and delivered as of the date first above written.

                                        CLEARWIRE CORPORATION


                                        By: /s/ John A. Butler
                                            ------------------------------------
                                        Name: John A. Butler
                                        Title: Executive Vice President &
                                               Chief Financial Officer


                                        CLEARWIRE SPECTRUM HOLDINGS, LLC


                                        By: /s/ John A. Butler
                                            ------------------------------------
                                        Name: John A. Butler
                                        Title: Executive Vice President &
                                               Chief Financial Officer


                                        CLEARWIRE TELECOMMUNICATIONS SERVICES,
                                        LLC


                                        By: /s/ John A. Butler
                                            ------------------------------------
                                        Name: John A. Butler
                                        Title: Executive Vice President &
                                               Chief Financial Officer


                                        CLEARWIRE US LLC


                                        By: /s/ John A. Butler
                                            ------------------------------------
                                        Name: John A. Butler
                                        Title: Executive Vice President &
                                               Chief Financial Officer


                                        WINBEAM, INCORPORATED


                                        By: /s/ John A. Butler
                                            ------------------------------------
                                        Name: John A. Butler
                                        Title: Executive Vice President &
                                               Chief Financial Officer

                      [GUARANTEE AGREEMENT SIGNATURE PAGE]

                                                                      Schedule 1

                         NOTICE ADDRESSES OF GUARANTORS

For all Guarantors:

     Guarantor
     c/o Clearwire Corporation
     5808 Lake Washington Blvd. N.E.
     Suite 300
     Kirkland, WA 98033
     Attention: Hope Cochran
     Facsimile: (425) 828-8061

     With a copy to:

     Guarantor
     5808 Lake Washington Blvd. N.E.
     Suite 300
     Kirkland, WA 98033
     Attention: Legal Department
     Facsimile: (425) 828-8061

     Davis Wright Tremaine, LLP
     2600 Century Square
     1501 Fourth Avenue
     Seattle, WA 98101
     Attn: Julie Weston, Esq.
     Facsimile: (206) 628-7699

                                                                      Schedule 2

                          DESCRIPTION OF PLEDGED STOCK

       Issuer            Class of Stock     Stock Certificate No.   No. of Shares
       ------            --------------     ---------------------   -------------
 Clearwire Spectrum       n/a: limited               n/a                 n/a
    Holdings LLC        liability company
                            interests

      Clearwire           n/a: limited               n/a                 n/a
 Telecommunications     liability company
    Services, LLC           interests

Winbeam, Incorporated     Common Stock                49              2,267,112

Winbeam Westmoreland,     n/a: limited               n/a                 n/a
         LLC            liability company
                            interests

                                                                      Schedule 3

                            FILINGS AND OTHER ACTIONS

                     REQUIRED TO PERFECT SECURITY INTERESTS

                         Uniform Commercial Code Filings

                 GRANTOR                              FILING OFFICE
                 -------                              -------------
Clearwire Corporation                        Delaware Secretary of State
Clearwire Spectrum Holdings LLC              Nevada Secretary of State
Clearwire Telecommunications Services, LLC   Nevada Secretary of State
WinBeam, Incorporated                        Pennsylvania Secretary of State

                          Patent and Trademark Filings

                                      None

                      Actions with respect to Pledged Stock

                        Delivery of existing certificates

                                                                      Schedule 4

    JURISDICTION OF ORGANIZATION, IDENTIFICATION NUMBER AND LOCATION OF CHIEF
                                EXECUTIVE OFFICE

                        Jurisdiction
                             of        Identification   Location of Chief
       Grantor          Organization       Number        Executive Office
       -------          ------------   --------------   -----------------
Clearwire Corporation     Delaware         3720220      5808 Lake
                                                        Washington
                                                        Blvd. N.E.,
                                                        Suite 300
                                                        Kirkland, WA
                                                        98033

Clearwire Spectrum         Nevada      E0515882005-5    5808 Lake
   Holdings LLC                                         Washington
                                                        Blvd. N.E.,
                                                        Suite 300
                                                        Kirkland, WA
                                                        98033

    Clearwire              Nevada        E0258682005    5808 Lake
Telecommunication                                       Washington
  Services, LLC                                         Blvd. N.E.,
                                                        Suite 300
                                                        Kirkland, WA
                                                        98033

  Clearwire US LLC         Nevada      LLC27127-2004    5808 Lake
                                                        Washington
                                                        Blvd. N.E.,
                                                        Suite 300
                                                        Kirkland, WA
                                                        98033

Winbeam, Incorporated   Pennsylvania       2919033      5808 Lake
                                                        Washington Blvd.
                                                        Blvd. N.E.,
                                                        Suite 300
                                                        Kirkland, WA
                                                        98033